UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                -----------------------------------
                             FORM 8-K
                -----------------------------------


                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934
                -----------------------------------

                           JULY 12, 2006
                          Date of Report

                           JULY 6, 2006
                  Date of Earliest Event Reported
                -----------------------------------

                         NTL INCORPORATED
      (Exact name of registrant as specified in its charter)

      Delaware                 000-50886               59-3778427
  (State or other      (Commission File Number)      (IRS Employer
  jurisdiction of                                    Identification
  incorporation or                                        No.)
   organization)

                          909 THIRD AVENUE
                             SUITE 2863
                      NEW YORK, NEW YORK 10022
         (Address of principal executive offices) (Zip Code)

                          (212) 906-8440
       (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 6, 2006, NTL Incorporated (the "Company") granted stock options and restricted stock units to its executive officers and other key employees of the Company and its subsidiaries. The grants comprise the Company's long-term incentive program in respect of its 2006 through 2008 fiscal years. The Company intends that these awards, which were granted pursuant to its 2006 Stock Incentive Plan (the "Plan"), will motivate and retain its executive officers and other key employees of the Company and its subsidiaries and will provide them with the financial incentive to engage in high levels of performance and thereby increase the value of the Company to its shareholders.

The aggregate value of the stock options granted to each award recipient is equal to fifty percent of his or her current annual base salary. The value of the options was determined using the Black-Scholes method, and the per-share exercise price is equal to the fair market value per share of the Company's common stock on the date of grant, in accordance with the Plan. The options have a ten-year term and will vest, subject to continued employment, in twenty percent increments on each of January 1, 2007, 2008, 2009, 2010 and 2011, subject to accelerated vesting in the event of a change in control of the Company.

Each restricted stock unit represents a contractual right to receive, upon vesting, one share of common stock of the Company or cash equal to the value of one share of common stock on the vesting date. The restricted stock units will vest if (1) the Company meets certain performance goals based on its long-term model in respect of the period from January 1, 2006 through December 31, 2008 and (2) the award recipient remains continuously employed by the Company or any of its subsidiaries through the payment date, which will be not later than April 30, 2009. Each restricted stock unit agreement establishes a minimum level of performance below which no restricted stock units will vest, an intermediate level of performance at which half of the restricted stock units (with a value of 50% of base salary (based on the value of the restricted stock units on the grant date)) will vest, and a maximum level of performance at which all of the restricted stock units (with a value of 100% of base salary (based on the value of the restricted stock units on the grant date)) will vest. Between these thresholds, vesting will be extrapolated on a linear basis. If the award recipient's employment terminates prior to the payment date, the restricted stock units will be forfeited. The vesting of the restricted stock units will not accelerate in the event of a change in control of the Company.

Options to purchase an aggregate of 1,618,245 shares of common stock and an aggregate of 988,114 restricted stock units were awarded to approximately 90 award recipients. Awards may be made in the future to employees who are not executive officers of the Company, but these awards are not expected to be material (individually or in the aggregate).

The following chart lists the number of stock options and restricted stock units granted to executive officers of the Company.

                                                      Number of
                                 Number of Stock  Restricted Stock
       Name of Executive             Options            Units
-------------------------------- ---------------  ----------------
Neil A. Berkett                      51,605            31,510
Chief Operating Officer

Robert C. Gale                       21,055            12,856
Vice President--Controller

Bryan H. Hall                        36,425            22,242
Secretary and General Counsel

Jacques D. Kerrest                   40,070            24,466
Chief Financial Officer

Neil R. Smith                        39,205            23,938
Deputy Chief Financial Officer

Malcolm Wall                         42,495            25,948
Chief Executive Officer of the
Content Division

The foregoing summary is qualified in its entirety by the text of the applicable grant agreements, copies of which are attached as exhibits to this report.

ITEM 9.01.  EXHIBITS

EXHIBIT         DESCRIPTION
--------------- --------------------------------------------------

10.1            Forms of Incentive Stock Option Notice

10.2            Form of Non-qualified Stock Option Notice

10.3            Form of Restricted Stock Unit Agreement




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 12, 2006

                                       NTL INCORPORATED



                                       By:   /s/ Bryan H. Hall
                                          ---------------------------------
                                          Name:  Bryan H. Hall
                                          Title: Secretary

                               EXHIBIT INDEX

Exhibit         Description
--------------- -------------------------------------------
10.1            Forms of Incentive Stock Option Notice

10.2            Form of Non-qualified Stock Option Notice

10.3            Form of Restricted Stock Unit Agreement